Exhibit 99.1
Aether Engages Jefferies & Company, Inc.
Baltimore, MD — February 22, 2006 (Business Wire) — Aether Holdings, Inc. (Nasdaq: AETH), announced today that it has engaged Jefferies & Company, Inc. to provide advisory services in connection with its ongoing evaluation of additional business strategies to increase shareholder value. The Company said that it engaged Jefferies to provide management and the board of directors with independent professional advice regarding existing opportunities under evaluation by the Company, as well as to gain access to additional opportunities that might otherwise not be readily available.
“Over the past several quarters we have been presented with a significant number of business opportunities which have the potential to create value for our shareholders,” said David S. Oros, Aether’s Chairman and CEO. “We have engaged Jefferies to spearhead an accelerated evaluation of these and other potential business opportunities that appear most likely to allow us to realize more of the value of Aether’s $1 billion-plus net operating and capital loss carryforwards.”
The Company added that it will continue to manage its existing mortgage-backed securities portfolio, which totaled approximately $253.9 million as of December 31, 2005. The Company also reiterated that as a result of continued increases in the federal funds rate, along with the recent inversion of the yield curve, it does not expect to acquire additional mortgage-backed securities or further leverage its portfolio in the near term.
About Aether Holdings, Inc.
Aether Holdings owns and manages a leveraged portfolio of mortgage-backed securities through its wholly-owned subsidiary Aether Systems, Inc.
About Jefferies
Jefferies, a global investment bank and institutional securities firm, has served growing and mid-sized companies and their investors for over 40 years. Headquartered in New York, with more than 25 offices around the world, Jefferies provides clients with capital markets and financial advisory services, institutional brokerage, securities research and asset management. The firm is a leading provider of trade execution in equity, high yield, convertible and international securities for institutional investors and high net worth individuals. Jefferies & Company, Inc. is the principal operating subsidiary of Jefferies Group, Inc. (NYSE: JEF; www.jefferies.com).
Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding the Company’s expectations about anticipated future cash balances and expense reductions. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) in light of market conditions, the size of our MBS portfolio and the amount of leverage we incur may remain below targeted levels, which may result in lower earnings than if we had a larger, more highly leveraged portfolio; (2) our future financial results may be negatively affected by contingent or retained liabilities relating to businesses that we have sold; (3) our MBS business involves significant risks related to changes in interest rates and the complexities of managing the overall yield of a leveraged portfolio; (4) leverage that we incur to expand the size of the MBS portfolio may limit our financial flexibility and could have a substantial negative effect on our financial results if we do not successfully manage the risks of borrowing; (5) we may not be able to realize value from our accumulated tax loss carryforwards, because of a failure to generate sufficient taxable earnings, regulatory limits or both; (6) in managing the MBS portfolio, we will depend heavily on third party investment managers and financial advisors and consultants, and there is no assurance that such third parties will continue to work with us, in which event our performance could be negatively affected; (7) our financial condition could be negatively affected by post-closing indemnity claims relating to the sale of our Transportation segment, as the buyer of that business has alleged significant claims, which we are vigorously disputing; (8) as a result of continuing negative market conditions for the MBS business, we may pursue additional or different business strategies that involve new or additional risks, and there is no assurance we will be able to identify or successfully implement any such additional or different strategies; (9) we may not be successful in identifying or implementing new or additional business strategies; (10) if we decide to pursue a new business strategy that requires us to sell a portion or all of our MBS portfolio, we may suffer losses on the sale of these securities; and (11) other factors discussed in our filings with the Securities and Exchange Commission. Aether undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:
Aether Holdings, Inc.
Steven Bass
(443) 394-5029